Live Current Media Inc. Completes Acquisition of Assets of PowerSpike Inc.

Bringing a scalable solution to build engaged audiences to creators' livestreams.

San Diego, CA, November 10, 2022, Live Current Media, Inc. ("Live Current" or the "Company" - OTCQB:LIVC) announces that it has completed the acquisition of the assets of PowerSpike, Inc. ("PowerSpike"), including all code to PowerSpike's powerful influencer management software and all social media sites supporting the product. The all-stock transaction was concluded on November 9th, 2022.

"This is a game changer for the industry. Though we announced the LOI two months ago, we have now had the chance to learn far more about the powerful properties that PowerSpike can offer us in terms of providing added value to creators, influencers and advertisers on our Kast watch party platform," said Live Current CEO Mark Ollila.  "The team is very excited to integrate and to leverage the PowerSpike software within Kast, giving our most loyal creators and moderators access to this extremely powerful toolset."

The PowerSpike product is a comprehensive and extendable influencer management software platform that includes scalable data tracking and analysis tools, client facing reporting and monitoring applications with real-time chat processing and inference tools. More significantly, the tech stack has the ability to screen and source millions of social media handles, filtering for subject matters, number of followers, and other key characteristics. More than seventy thousand creators have already signed up to use PowerStrike and the assets include a list of another ten million influencers in numerous niches.

Capitalizing on a growing demand for acquiring and analyzing data, the Company plans to expand and to monetize the new platform features by integrating and rolling out this unique platform across all other products within the Company's product portfolio and ecosystem.

"This acquisition is an example of the inorganic growth strategy that we have at Live Current Media. We look for companies that have great technology and communities and share our vision of growth. That leads to tremendous opportunities for our partners and our community members. We will continue this strategy in combination with our organic growth activities", concluded Live Current CEO Mark Ollila.

About Live Current Media Inc.

Live Current Media Inc. is a media technology company operating the Kast watch party platform.  Kast is a virtual living room where friends gather to watch movies, play games and be together.  Kast is at the intersection of the fast-growing markets of Live Events, Social Media, Video Streaming and gaming with its multi-channel watch party solution.  The platform is available on the web, iOS and Android and offers a limited free subscription service and an enhanced premium subscription with higher bandwidth and greater functionality.

On behalf of the board of directors of Live Current Media Inc.

Mark Ollila, CEO & Director

For more information please contact:

David Jeffs

david@livecurrent.com

www.livecurrent.com
http://www.kastapp.co/

All statements in this press release that are not statements of historical fact are forward-looking statements, including any projections of growth, earnings, revenue, cash or other financial items, any statements of the plans, strategies, objectives and goals of management for future operations, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, general economic conditions particularly as they relate to demand for our products and services; competitive factors; changes in operating expenses; our ability to raise capital as and when we need it and other factors. Live Current Media, Inc. assumes no obligation to update these forward-looking statements to reflect future events or actual outcomes and does not intend to do so.